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                                                                    Exhibit 10.3

                                    FORM OF
                            FLAGSTAR BANCORP, INC.
                     1997 EMPLOYEE STOCK ACQUISITION PLAN

      1. PURPOSE.

          (a) The purpose of the Flagstar Bancorp, Inc. 1997 Employee Stock Acquisition Plan (the "Plan") is to provide a means by which employees of Flagstar Bancorp, Inc., a Michigan corporation (the "Company"), and its Affiliates, as defined in subparagraph 2(a), may be given an opportunity to purchase stock of the Company.

          (b) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retrain the services of new employees, and to provide incentives for such persons to exert maximum efforts for success of the Company.

          (c) The Plan will provide a cash reimbursement of a portion of the cost incurred by eligible participants for the purchase in open market transactions of Company stock, subject at all times to the limitations and qualifications set forth in the Plan.

      2. DEFINITIONS.

          (a) "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company designated by the Board to participate in the Plan.

          (b) "Eligible Participant" shall mean an employee or director of the Company or an Affiliate who has been employed for a period of at least twelve
(12) consecutive months and, with respect to employees, at least twenty (20) hours of work in each week. A break in service shall, unless otherwise provided by the Board or the Committee, terminate eligibility for participation in the Plan until a new period of twelve months of service has occurred.

          (c) "Total Compensation" shall mean a participant's wages, salary and other amounts including bonuses received for personal services rendered to the Company or an Affiliate as an employee or director, including amounts paid to the participant as a commission; provided, however, that Total Compensation shall not include amounts paid by the Company or an Affiliate for
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or on account of any participant under any employee benefit plan of the Company or Affiliate.

      3. ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

             (i) to determine when and how rights to partial reimbursement for the purchase of stock of the Company shall be granted under the Plan;

             (ii) to construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

             (iii) to amend the Plan as provided in paragraph 5; and

             (iv) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      4. PARTICIPATION.
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         (a) Eligible Participants may participate in the Plan through the receipt of partial reimbursement from the Company of the cost of the actual purchase by the individual of Company stock from an registered broker.

         (b) Within sixty (60) days of any purchase of Company stock, an Eligible Participant shall present to the representative of the Company designated by the Board the original documents from the broker confirming the purchase of the stock and the price paid therefor, including all commissions and transaction costs. The Company shall, no less frequently than at the conclusion of each calendar quarter, reimburse the Eligible Participant an amount equal to fifteen percent (15%) of the cost of the purchase.

         (c) An Eligible Participant's rights to receive reimbursement for a portion of the cost of the purchase of the Company stock under this Plan shall be conditioned upon the individual agreeing to hold and not to sell or otherwise transfer (other than upon death) said shares of Company stock for a period of one year. Sales or transfers made in violation of this agreement will disqualify an employee or director from participation in the Plan for the current and two
(2) succeeding years.

         (d) An Eligible Participant may receive reimbursement under the Plan only to the extent that the total cost of purchases do not exceed an amount equal to seven percent (7%) of Total Compensation received in the previous calendar year.

      5.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

          (a) The Board at any time, and from time to time, may amend the Plan.

          (b) The Board may suspend or terminate the Plan at any time.

          (c) No amendment, suspension or termination of the Plan shall adversely effect the ability of an Eligible Participant to receive reimbursement under the Plan for purchases of the Company stock occurring in the sixty (60) day period preceding the announcement to the employees of the Company of the amendment, suspension or termination of the Plan.

      6.  EFFECTIVE DATE OF PLAN.

          The Plan shall become effective as of April  , 1997.
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     7.  INDEMNIFICATION.

         To the extent permitted, the Company shall indemnify and save harmless the Board and Committee members who are officers, directors, shareholders or employees of the Company against any liabilities, damages or costs incurred by them in the good faith exercise and performance of their powers and duties under the Plan.